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                                                                   Exhibit 23(b)


                          CONSENT OF ERNST & YOUNG LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Greif Bros. Corporation 2000 Nonstatutory Stock Option Plan of our report dated December 5, 2000, with respect to the consolidated financial statements and schedule of Greif Bros. Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Columbus, Ohio
May 9, 2001

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